WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.

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CitiBank EDGAR Filing
Financial Data Schedule



                           Name of FuCitiFunds Premium Liquid Reserves
                           CIK Number0000850628
                           Series # :001
                           Series NamCitiFunds Premium Trust

                           Period EndAug-31-1998    [mmm-dd-yyyy]
                           Fiscal YeaAug-31-1998    [mmm-dd-yyyy]
                           Period Typ1-Year         [mo(s) or year]


Statement of Asset and Liabilities
    Assets
Investment (co $ 612,564,04)                                  612,564,042
Cash (domestic and foreign)                                                  -
Receivable for securities Sold                                               -
Receivable for Capital Stock sold                                    140,062
Dividend receiveable                                                         -
Interest receivable                                                          -
Other receivable                                                             -
Other assets                                                                 -
     Total Assets                                             612,704,104

 Liabilities
Payable for Securities Purchased
Other payables                                                    1,236,614
Other Liablities                                                     197,891
     Total Liablities                                             1,434,505

     Net Assets                                               611,269,599

Capital Section
Paid-in Capital                                               611,269,599
Undistributed Net Realized gain (loss) on Investments                        -
Unrealized appreciation (depreciation) of investments and
   foreign currency translations                                             -
Undistributed net investment income                                          -
     Total Capital                                            611,269,599

Statement of Operations
Investment Income
Interest Income                                                 29,653,522
Dividend Income                                                              -
Other Income                                                                 -
     Total Income                                               29,653,522

   Expenses
Investment advisory fees                                                     -
Interest expense                                                             -
Other expenses                                                    3,472,577
     Gross expenses                                               3,472,577
Less:  Waivers and Subsidies                                     (1,407,168)
     Net expenses                                                2,065,409
     Net investment income                                      27,588,113


Net Realized and Unrealized Gain/(Loss) on Investments
Net realized gain/(loss) form investment transactions                        -
Net change in unrealized appreciation/(depreciation)                         -
Net realized and unrealized gain/(loss) on investments                       -

Net Increase/(Decrease) in Net Assets resulting
     from Operations                                            27,588,113


Statement of Changes in Net Assets
Increase/(Decrease) in Net Assets from:
  Operations
Net investment income                                           27,588,113
Net realized gain/(loss) on investments                                      -
Net change in unrealized appreciation/(depreciation)
     of investments                                                          -
     Net increase/(decrease) in net assets resulting from
        operations                                              27,588,113

Distribution to Shareholders
Net Investment Income                                          (27,588,113)
Capital gains                                                                -
Return of Capital (Income)                                                   -
Return of Capital (Capital)                                                  -
     Total Distribution to Shareholders                        (27,588,113)

Capital Stock Transactions
Net proceeds from sale of shares                            3,151,376,399
Cost of shares repurchased                                 (2,941,837,920)
Dividend and/or Distribution                                    13,821,096
                                                              223,359,575

Net Increase/(decrease) in Net Assets                         223,359,575

Net Assets
Beginning of Period                                           387,910,024
End of Period                                                 611,269,599

Miscellanous Information

    Shares
Prior                                                         387,910,024
Subs                                                        3,151,376,399
Redemptions                                                (2,941,837,920)
Reinvested                                                      13,821,096
Current Shares                                                611,269,599

Undistributed Income
Prior undistribute                                                           -
Net investment income                                           27,588,113
Return of Capital                                                            -
Income Distribution                                            (27,588,113)
Current undistribute income                                                  -

Undistribute Capital Gain
Prior undistribute                                                           -
Net Capital Gain/(Loss)                                                      -
Return of Capital                                                            -
Capital Gain Distribution                                                    -
Current undistribute income                                                  -

Average Net Assets                                            511,556,382

Financial Highlights
Net Asset Value, Beginning of period                            1.00000
Income from Operations
     Net Investment Income                                      0.05348
     Net realized and unrealized gain/(loss) on
        investments                                                          -
     Total from operations                                      0.05348
Less distribution from:
     Net investment income                                          (0.05348)
     Net realized gain on investments                                        -
     Return of Capital                                                       -
     Total distributions                                            (0.05348)
Net Asset Value, end of period                                  1.00000

Expense Ratio                                                      0.40


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